                         LIMITED POWER OF ATTORNEY

Know  all  men  by  these  presents that  Mark  F.  Vassallo  does  hereby make, constitute and appoint Timothy Kacani  as a true and lawful  attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in  the name, place and stead of  the undersigned (both in the  undersigned's individual capacity and as a member of any limited liability company or as a partner of any partnership  for which  the undersigned  is otherwise  authorized to  sign), to execute and deliver such forms as may be required to be filed from time to  time with the Securities and Exchange Commission with respect to: (i) Sections  13(d)
and  16(a) of  the Securities  Exchange Act  of 1934,  as amended  (the "Act"), including without limitation, Schedule 13D,  Schedule 13G, statements on Form  3 and Form  4, (ii)  Form 13H  and (iii)  in connection  with any applications for
EDGAR access codes, including without limitation the Form ID.

By:     /s/ Mark F. Vassallo
        -----------------------
Name:   Mark F. Vassallo
Date:   January 10, 2014